Exhibit 10.45

FORM OF

DIGITAL REALTY TRUST, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of                     , 2004 (the “Grant Date”), is made by and between Digital Realty Trust, Inc., a Maryland corporation (the “Company”), and                     , an employee of the Company or a “subsidiary corporation” thereof within the meaning of Section 424(f) of the Code (the “Optionee”).

1. Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan, as amended from time to time (the “Plan”).

2. Grant of Option.

(a) As of the Grant Date, the Company hereby grants the Optionee an option (the “Option”) to purchase any part or all of an aggregate of [            ] shares of its common stock, par value $0.01 per share (“Common Stock”), upon the terms and conditions set forth herein. The Option shall constitute an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The purchase price of the shares of Stock covered by the Option shall be [$            ] per share without commission or other charge.

(c) In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a “subsidiary corporation” thereof within the meaning of Section 424(f) of the Code, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall constitute, or be construed as, an employment contract or confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without good cause.

3. Vesting and Expiration.

(a) Subject to Sections 3(b), (c), (e) and (g), the Option shall become vested and exercisable as follows:

(i) The Option shall become vested and exercisable with respect to 25% of the shares subject thereto (rounded down to the next whole number of shares) on the first anniversary of the Grant Date (the “Initial Vesting Date”); and

(ii) The Option shall become vested and exercisable with respect to an additional 25% of the shares subject thereto (rounded down to the next whole number of shares) on each anniversary of the Initial Vesting Date, so that the Option shall be fully vested and exercisable as of the fourth anniversary of the Grant Date.

(b) Except as may otherwise be provided in any other written agreement entered into by and between the Company and the Optionee, in the event of a Change in Control, the Option shall become fully vested and exercisable immediately prior to such Change of Control.

(c) No portion of the Option which is unexercisable at the Optionee’s termination of employment shall thereafter become exercisable.

(d) The installments provided for in Section 3(a) are cumulative. Each such installment which becomes exercisable pursuant to Section 3(a) shall remain exercisable until it becomes unexercisable under Section 3(e).

(e) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) The expiration of ten years from the Grant Date; or

(ii) The expiration of three months following the date of the Optionee’s termination of employment for any reason other than death or Disability; or

(iii) The expiration of one year following the date of the Optionee’s termination of employment by reason of his death or Disability.

(f) Optionee hereby agrees and acknowledges that to the extent that the aggregate Fair Market Value (determined as of the time of grant) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are first exercisable by Optionee in any calendar year exceeds $100,000 or such other limitation as imposed by Section 422(d) of the Code (or any successor provision), the Option and such Incentive Stock Options, as applicable, shall be treated as not qualifying as an “incentive stock option” under Section 422 of the Code but rather shall be treated as Non-Qualified Stock Options.

(g) The Option may not be exercised (i) to the extent that the grant or exercise of such Award could cause the Participant to be in violation of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (each as defined in the Company’s Articles of Incorporation, as amended from time to time) or (ii) if, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

4. Option Exercise.

(a) During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof, and after the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3(e), be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

(b) Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3(e); provided, however, that each partial exercise (other than the exercise of the entire Option) shall be for whole shares only.

(c) The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company’s corporate secretary of all of the following prior to the time when such Option or such portion becomes unexercisable pursuant to Section 3(e):

(i) Notice in writing signed by the Optionee, specifically stating the number of shares with respect to which the Option is being exercised;

(ii) Full payment for the shares with respect to which such Option or portion thereof is exercised. Such payment shall be made in form of: (A) cash or by personal, certified, or bank cashiers check; or (B) with the consent of the Committee (1) shares of Common Stock which have been owned by the Optionee for at least six months duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (2) unless otherwise provided by the Committee, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, or (3) any combination of the consideration listed in this Section 4(c)(ii);

(iii) The payment to the Company (in cash or by personal, certified or bank cashier or by any other means of payment approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option;

(iv) Such other documents as the Company may deem necessary or advisable to effect compliance with any applicable law, rule or regulation;

(v) In the event that the Option or portion thereof shall be exercised pursuant to Section 4 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

5. No Rights as Stockholder. The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

[6. Restrictions on Public Sale by Participant. To the extent not inconsistent with applicable law, Optionee agrees not to effect any sale or distribution of any shares purchasable upon the exercise of the Option or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act of 1933, as amended, during the 14 days prior to, and during the 90-day period beginning on, the effective date of a registration statement filed by the Company (except as part of such registration), if and to the extent requested in writing by the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing underwriter or underwriters and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public offering (such agreement to be in the form of lock-up agreement provided by the managing underwriter or underwriters).]

7. Amendment. This Agreement may be amended without the consent of the Optionee, provided that no amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement. The Option may be adjusted as described in Article 11 of the Plan.

8. Option Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed.

9. Notice of Disposition. Optionee hereby agrees that he shall give the Company prompt notice of any disposition of shares of Stock acquired upon exercise of the Option if such disposition occurs within (i) two years after the Grant Date or (ii) one year after the transfer of such shares of Stock to Optionee. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

10. Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

11. Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Optionee to his address shown in the Company records, and to the Company at its principal executive office.

[Signature Page Follows]

The Optionee represents that he has read this Agreement and the Plan and is familiar with the terms and provisions of each. The Optionee acknowledges that the Option is issued pursuant to, and is subject to the terms and conditions of, the Plan, and the Optionee will be bound by the terms of the Plan as if it were set forth verbatim in this Agreement. The Optionee agrees to comply with all rules the Company may establish with respect to the Plan. The Optionee further acknowledges and agrees that this Agreement (and the Plan) constitutes the entire agreement between the parties with respect to the Option and that this Agreement (and the Plan) supersedes any and all prior agreements, whether written or oral, between the parties with respect to the Option.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DIGITAL REALTY TRUST, INC.	OPTIONEE

Name:
Title:
Residence Address: